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                                                                   EXHIBIT 23(A)


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement No. 333-07127 (Form S-3, to be post-effectively amended on Form S-8) pertaining to the Texas Instruments 1996 Long-Term Incentive Plan and to the incorporation by reference therein of our report dated January 22, 1996, with respect to the consolidated financial statements and schedule of Texas Instruments Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                            /s/  ERNST & YOUNG LLP
                                            -----------------------------------
                                            Ernst & Young LLP



October 10, 1996
Dallas, Texas